                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): FEBRUARY 23, 1999

                          ---------------------------

                        HOUSTON INDUSTRIES INCORPORATED
                       d/b/a RELIANT ENERGY, INCORPORATED
            (Exact name of registrant as specified in its charter)*


              TEXAS                          1-3187               74-0694415
     (State or other jurisdiction   (Commission File Number)    (IRS Employer
          of incorporation)                                  Identification No.)


          1111 LOUISIANA
          HOUSTON, TEXAS                          77002
 (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000



* On May 5, 1999, the registrant's shareholders will vote on a proposal to amend the Articles of Incorporation of the registrant to change its name from "Houston Industries Incorporated" to "Reliant Energy, Incorporated."
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ITEM 5.   OTHER EVENTS.

          On February 23, 1999, Houston Industries Incorporated d/b/a Reliant Energy, Incorporated (the "Company") and REI Trust I (the "Trust") entered into an Underwriting Agreement covering the issue and sale by the Trust of 15,000,000 7.20% Trust Originated Preferred Securities, Series C (liquidation amount $25 per Preferred Security)(the "Preferred Securities"). The Preferred Securities were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement Nos. 333-70665, 333-70665-01 and 333-70665-02) of the Company, the Trust and REI Trust II (formerly known as HI Trust II).

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

          The following exhibits are filed herewith:

          1.1 Underwriting Agreement, dated as of February 23, 1999, among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc., as Representatives of the Underwriters set forth therein.

          4.1 Junior Subordinated Indenture, dated as of February 15, 1999, between the Company and The Bank of New York, as Trustee.

          4.2 Supplemental Indenture No. 1, dated as of February 15, 1999, providing for the issuance of the Company's 7.20% Junior Subordinated Debentures due 2048.

          4.3 Amended and Restated Declaration of Trust, dated as of February 26, 1999, of the Trust.

          4.4 Form of Preferred Security of the Trust (included in Exhibit 4.3 above).

          4.5  Form of 7.20% Junior Subordinated Debenture due 2048 (included in
               Exhibit 4.2 above).

          4.6 Guarantee Agreement, dated as of February 26, 1999, relating to the Trust.

          8.1  Opinion of Baker & Botts, L.L.P. as to certain tax matters.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSTON INDUSTRIES INCORPORATED
                                 d/b/a RELIANT ENERGY, INCORPORATED



Date: February 25, 1999          By: /s/ MARY P. RICCIARDELLO
                                     __________________________________________
                                     Mary P. Ricciardello
                                     Vice President and Comptroller

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